EXHIBIT 23.6


MANNING ELLIOT                            11th floor, 1050 West Pender Street,
                                          Vancouver, BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS                     Phone: 604.714.3600  Fax: 604.714.3669
                                          Web:manningelliot.com



March 9, 2004


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC USA  20549


Dear Sirs or Mesdames:

We have read the Item "Changes in and Disagreement with Accounts on Accounting and Financial Disclosure" of Netco Investments Inc.'s Amendment No. 6 to Form SB-2 Registration Statement and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in Amendment No. 6 to Form SB-2 Registration Statement.

/s/ "Manning Elliott"

MANNING ELLIOTT
Chartered Accountants



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